UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 23, 2024, Cullinan Therapeutics, Inc. (the “Company” or “Cullinan”) issued a press release related to the announcement of the first clinical data in combination with a checkpoint inhibitor ("CPI") and updated monotherapy clinical data from its Phase 1 study dose escalation cohort of CLN-619 in patients with advanced solid tumors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cullinan will host an investor event on Saturday, June 1, 2024, at 6:30 pm Central Time, during which its Chief Medical Officer, Dr. Jeff Jones, MD, MBA, will present an overview of the CLN-619 data shared at the 2024 American Society of Clinical Oncology (“ASCO”) Annual Meeting on June 1, 2024, and Dr. Alexander Spira, MD, PhD, FACP, FASCO, Director, Virginia Cancer Specialists Research Institute and Director, NEXT Oncology Virginia, will share an overview of the current treatment landscape for epidermal growth factor receptor ("EGFR") mutated non-small-cell lung cancer ("NSCLC"). Investors and analysts are invited to register to attend in-person by emailing Chad Messer, VP Investor Relations of the Company at cmesser@cullinantx.com. A live webcast will be available via the events page of the Company’s investor relations website at https://cullinantherapeutics.com/events-and-presentations/, and a replay will be available shortly after the conclusion of the live event.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 8.01 Other Events.

On May 23, 2024, the Company announced the first clinical data in combination with CPI and updated monotherapy clinical data from its Phase 1 study dose escalation cohort of CLN-619 in patients with advanced solid tumors. CLN-619 is being studied in an ongoing Phase 1 clinical trial both as a monotherapy and in combination with pembrolizumab in patients with advanced solid tumors. The preliminary clinical data from CLN-619 in combination with CPI pembrolizumab demonstrated objective tumor responses, across multiple tumor types, as shown in the table below.

Tumor Type	Number of Prior Lines of Therapy	Prior CPI	CPI Responsive Tumor (Yes/No?)	Best Response	Duration of Response (Weeks)
NSCLC, EGFR exon 18/21	6	No	No	PR1	24
NSCLC, ALKr	2	No	No	PR	12.7
Gastric, HER2+	3	No	Yes	PR	8.9+ (ongoing)

1Partial response = PR

Three partial responses were observed in patients with tumor types typically unresponsive to CPI treatment, including EGFR-mutated NSCLC patients.

The preliminary clinical data from CLN-619 as a monotherapy demonstrated objective tumor responses and stable disease, across multiple tumor types, as shown in the table below.

Tumor Type	Number of Prior Lines of Therapy	Best Response	Duration of Response (Weeks)
Responders (n=3)
Mucoepidermoid parotid	2	CR1	71
Endometrial (serous, MMRp)	5	PR2	31
Endometrial (endometrioid, MMRp)	3	PR	55+ (ongoing)
SD3 ≥18 weeks (n=9)

Cervical squamous (n=2); breast (ER/PR+, HER2−; n=1); ovarian (n=1); endometrial carcinosarcoma (n=1); mediastinal intimal sarcoma (n=1); adenoid cystic carcinoma (n=1); pancreatic adenocarcinoma (KRAS G12V; n=1); NSCLC (STK11m; n=1)

	Mean: 3.6 Range: 1–7	SD ≥18 wks	Range: 18–56

1 Complete response = CR

2 Partial response = PR

3 Stable disease = SD

One complete response, two partial responses and nine stable disease results were observed, and the clinical benefit rate was 41.4%.

The initial clinical data indicates CLN-619 has an acceptable safety profile across all doses assessed in the monotherapy dose escalation and in combination with pembrolizumab. No dose-limiting toxicities were observed. Consistent with other monoclonal antibodies, infusion-related reactions were limited to the first dose and were all Grade 1 or Grade 2 in patients receiving mandated pre-medication.

Based on the observed clinical activity as shown in the tables above, Cullinan intends to study CLN-619 in patients with relapsed/refractory multiple myeloma. Additional expansion cohorts may be initiated based on clinical activity observed in the current study. Consistent with prespecified criteria and based on initial safety and efficacy observations, Cullinan has initiated monotherapy and combination expansion cohorts in NSCLC. The Phase 1 clinical trial continues to enroll in previously declared expansion cohorts in cervical (monotherapy) and endometrial cancers (monotherapy and combination). The first clinical data from Cullinan’s Phase 1 study dose escalation cohort of CLN-619 in combination with CPI pembrolizumab and updated results from the monotherapy dose escalation cohort will be shared as a poster presentation at the 2024 ASCO Annual Meeting on June 3, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Cullinan Therapeutics, Inc. on May 23, 2024, furnished herewith
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cullinan Therapeutics, Inc.

Date:	May 23, 2024	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer